MASTER ASSIGNMENT OF RECEIVABLES AGREEMENT

DATE: March 3rd **2016**

PARTIES:

1. **EUROSITE POWER LIMITED**, (reg. no. 07379560) whose registered office is at Sky View, Argosy Road, Castle Donington, Derby DE74 2SA. (the "Assignor"); and

2. **SOCIETE GENERALE EQUIPMENT FINANCE LIMITED**, (reg. no. 03596854) whose registered office is at Parkshot House, 5 Kew Road, Richmond, Surrey, TW9 2PR (the "Assignee", which expression includes its successors, assigns and agents).

PRELIMINARY:

1. The Assignor is in the business of providing energy services and the production of heat and power. The services comprise the design, installation, maintenance and operation of energy plants and combined heat and power installations.

2. The Assignee is willing to consider offers by the Assignor to the Assignee to assign certain receivables due under the project agreements between the Assignor and its customers on the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

1 Definitions and interpretation

1.1 In this Agreement the following words and expressions shall have the following meanings (save where the context otherwise requires):

Authorised Person:	means, in relation to either Party, a Representative or sub-contractor of such Party to whom disclosure of Confidential Information is strictly necessary
Break Costs:	has the meaning given in clause 7.3(c)
Business Day:	a day other than a Saturday on which banks in London are open for the conduct of their normal banking business
Commencement Letter:	means a letter signed by the Customer's representative pursuant to the Customer Agreement confirming that the delivery, installation and commissioning of the Equipment has been completed to the satisfaction of the Customer, and that the Equipment is fully operational, fit for its intended purpose and satisfactory to the Customer in all respects
Charges:	means any fixed or floating charges given by the Assignor in favour of the Assignee from time to time, charging by way of security, among other things, any Equipment in favour of the Assignee
Collection Account:	the account specified in the Offer, being the account under the Assignor's control into which the Assignor shall direct the Customer to make payment of all sums due and to become due under any Customer Agreement

Collection Amount: has the meaning given to it in clause 11.1(d) Collection Day: has the meaning given to it in clause 11.1(d) Commissioning Date: has the meaning given in the Customer Agreement Confidential Information: means any information (whether verbal or in writing or on magnetic or any other media) relating to the Disclosing Party's marketing or business development, business operations, business affairs, products, processes, technology, Intellectual Property Rights, trade secrets, suppliers and customers associations, transactions, financial arrangements or in relation to any activities of the Disclosing Party or any person, firm or company with whom the Disclosing Party has any dealings and which is made available to the Receiving Party in connection with the Purpose which is marked as such or which should by its nature be reasonably understood to be confidential by the other party Customer: the customer under a Customer Agreement Customer Agreement: means any on-site utility schedule or other form of agreement entered into between the Assignor and a Customer for the letting of Equipment and provision of Services (which may be a schedule to a Master On-Site Utility Agreement) , as specified in an Offer Customer Default: Disclosed: Disclosing Party: Discount Rate: Encumbrance: Equipment: Event of Default means any event which entitles the Assignor or the Assignee to terminate the Customer Agreement and/or the letting of the Equipment thereunder, or to treat the Customer Agreement as having been repudiated means fairly disclosed (with sufficient details to identify the nature and scope of the matter disclosed) in writing in the Offer means a Party who discloses or furnishes Confidential Information to the other Party means the rate specified as such in an Offer means any mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect the equipment to be let to the Customer under the Customer Agreement, as specified in the relevant Offer together with all additions to the same and any replacements of the same from time to time means any of the events specified in clause 11 .3 below

Finance Documents Funding Period: Insolvency Event: means this Agreement, any Offers made by the Assignor from time to time, any Charges executed by the Assignor from time to time together with any other agreement or arrangement entered into from time to time between the Assignor and the Assignee means the period specified as such in an Offer means in relation to any person: (a) an order is made or a resolution is passed for the winding up of it or a meeting of creditors of it is convened for such purpose other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or the solvent reconstruction of that person or (b) any steps are taken by any person with the intention of appointing an administrator in relation to all or any part of its assets or a liquidator, receiver, administrator, administrative receiver, trustee or other similar officer is appointed in relation to it or in relation to all or any part of its assets or (c) it shall admit its inabil ity to pay its debts as and when they fall due or becomes or is deemed to be unable to pay its debts or becomes insolvent or files a petition for suspension of payments or other relief of debtors other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or the solvent reconstruction of that person or (d) it presents a bankruptcy petition itself or has a bankruptcy petition presented against it or a bankruptcy order made in relation to it other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or the solvent reconstruction of that person or (e) it convenes a meeting for the purpose of proposing, or otherwise proposes or enters into, any composition or arrangement or scheme with its creditors other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or the solvent reconstruction of that person or (f) it ceases to trade or there is an adverse change in its financial position which the Assignee reasonably considers to be material or it disposes of all or a substantial part of its undertaking and/or assets or (h) anything analogous to, or having a substantially

Minimum Payment: Offer: Offer Price: Offer Rate: Party: Payment Date: similar effect to, any of the events specified above occurs in any relevant jurisdiction means the monthly m1n1mum payment payable by the Customer under the Customer Agreement, as set out in the applicable Offer (excluding any VAT on such payment) an offer to assign Receivables made in accordance with the terms and conditions hereof substantially in the form of offer set out in Schedule 1 hereto the price at which Receivables are offered to the Assignee, as set out in the applicable Offer means the rate specified as such in an Offer means a party to this Agreement means the date referred to as such in the relevant Offer Letter Schedule or such other date as the parties to this Agreement may agree in writing Pre-Notice of Assignment: means a notice of assignment to be given by the Assignor to the Customer substantially in the form indicated in the draft notice contained in Schedule 2 Post-Notice of Assignment: a notice of assignment to be given by the Assignee to the Customer substantially in the form indicated in the draft notice contained in Schedule 3 Receivables: Receiving Party: Representative: Reassignment Sum: means the following sums payable and to become payable by the Customer under a Customer Agreement: (i) the Minimum Payments payable during the Funding Period as specified in the applicable Offer, (ii) the Termination Payment, (iii) late payment interest on any Minimum Payment and/or any Termination Payment which is not paid on its due date, and (iv) any payments made under any insurance policy, indemnity, warranty, guarantee or other form of security insofar as they relate to the Equipment, the Minimum Payments or the Termination Payment means a Party who receives Confidential Information from the other Party shall mean any director, officer, employee, consultant, agent or adviser of either Party means the amount determined in accordance with clause 7.3 below Required Additional Documentation: the documentation required by the Assignee pursuant to Clause 2.20) or specified as such in an Offer

Services: means any maintenance, repair and/or other services which are to be provided by the Assignor to a Customer under the terms of a Customer Agreement Special Conditions: the Special Conditions (if any) referred to in any Offer Subsidiary: has the meaning given in section 1159 of the Companies Act 2006 Termination Payment: has the meaning given in the Customer Agreement VAT: means value added tax as provided for in the Value Added Tax Act 1994 (as amended from time to time) or any regulations thereto or any similar tax introduced in addition to the same 1.2 In this Agreement: (a) any reference, express or implied, to any enactment includes references to any amendment, re-enactment, and/or legislation subordinate to that enactment and/or any permission of whatever kind given under that enactment; (b) the headings do not affect its interpretation; (c) any obligation to commit or not to commit any act or thing shall be deemed to include a like obligation to procure or not to permit any such act or thing; (d) any reference to, and the definition of, any document (including this Agreement) is a reference to such document as it may be amended, supplemented, modified and replaced (in whole or in part) , but disregarding any such change taking place otherwise than in accordance with this Agreement; (e) any reference to any party or person includes any person deriving title from it or any successor, transferee or assignee; (f) any reference to a "person" includes any individual, company, corporation, partnership, firm, joint venture, association , organisation, trust, state or state agency (in each case, whether or not having a separate legal personality) ; (g) save where the context requires otherwise, words in the singular shall import the plural and vice versa; and (h) references to clauses are references to the clauses of this Agreement (unless the context requires otherwise) . 2 Offers to assign Receivables 2.1 The Assignor may from time to time make offers to assign Receivables to the Assignee specifying in relation to such Receivables the Offer Price, the date of and parties to the Customer Agreement, the Minimum Payments, the Funding Period and the terms of the Customer Agreement as provided for in Schedule 1. Once submitted an Offer cannot be withdrawn until the Assignee has either accepted it, rejected it or it has lapsed in accordance with clause 3.2 hereof.

2.2 An Offer shall be accompanied by the following documents and evidence in a form and substance which are satisfactory to the Assignee: (a) a certified copy of the relevant Customer Agreement duly executed by the Assignor and the Customer; (b) the Commencement Letter duly signed by the Customer's representative confirming that the Commissioning Date has occurred; (c) (unless otherwise agreed in the relevant Offer) such evidence as the Assignee may approve that the Assignor has good title to the Equipment which is the subject of the relevant Customer Agreement free from any Encumbrances, and that the Assignor has paid the supplier of the Equipment and any sub-contractors in full for the supply, installation and commissioning of the Equipment; (d) a Pre-Notice of Assignment duly executed by the Assignor, together with an acknowledgement thereto duly executed by the Customer; (e) any security documentation duly executed by the Assignor which the Assignee may require from the Assignor including, but not limited to, a Charge in respect of the Equipment; (f) evidence that the Equipment is insured in accordance with the terms of the Customer Agreement and that the Customer has obtained all other insurances (including third party liability insurance) required by the terms of the Customer Agreement; (g) copies of all approvals (including but not limited to any environmental and health and safety approvals), authorisations, consents, exemptions, licences, permissions, planning permissions, or registrations which are necessary or desirable to permit the installation and operation of the Equipment at the Customer's premises; (h) a letter from the Assignor to the Assignee (which may be a pdf copy sent to the Assignee by email) requesting and authorising the Assignee to make payment of Offer Price to the Assignor; (i) if required by the Assignee, an inspection and valuation of the Equipment at the Customer's premises; and U) any other related documents the receipt of which by the Assignee is notified by the Assignee to the Assignor as being a condition of the acceptance of the Offer (the "Required Additional Documentation") . 3 Accepta nee of Offers 3.1 The Assignee may accept an Offer by sending written notice to the Assignor, or paying the Offer Price into the Assignor's bank account. Any other method of acceptance shall have no effect. 3.2 In the event that the Assignee has not accepted the Offer within 2 (two) Business Days of receipt of the Offer, the Offer will lapse and neither party will have any continuing obligation to the other in respect thereof.

4 Consequences of Acceptance 4.1 Upon acceptance of any Offer: (a) the Offer Price shall be paid by the Assignee to the Assignor in accordance with clause 5.1 below; (b) there shall be vested in the Assignee the full benefit of and all the right, title and interest of the Assignor in the Receivables payable and to become payable under the Customer Agreement together with the benefit of all common law and equitable rights reserved by the Assignor and relating thereto (if any) and all securities, indemnities and guarantees (if any) for the due payment of the Receivables under the Customer Agreement and the Assignor shall, to the extent it has not already done so, provide certified copies of all such documents to the Assignee; and (c) the Assignee may give a Post-Notice of Assignment to the Customer. 4.2 The Assignee shall be entitled to receive from the Assignor the original of the Customer Agreement and/or any document of which the Assignee holds a certified copy to the extent that this is reasonably necessary for the purposes of any legal proceedings in which the Assignee may become involved against the Customer and to retain any such document for such period as is reasonable in the circumstances. 4.3 Any assignment of Receivables under this Agreement and/or any Offer shall be absolute and not by way of security. 5 Payment and Offer Price 5.1 Upon acceptance of an Offer by the Assignee payment of the Offer Price shall be conditional upon receipt by the Assignee of the following on or before the Payment Date: (a) a certified copy of the relevant Customer Agreement; and (b) all other documents reasonably required by the Assignee, and upon receipt of the same on or before the Payment Date, payment of the Offer Price shall be made by the Assignee to the Assignor within 3 Business Days. 6 Value Added Tax 6.1 The Assignor shall notify the Assignee as soon as possible of any communication from HM Customs & Excise from which it appears that VAT is chargeable on the assignment of any Receivables hereunder or under any Offer . The Assignor shall within 30 days of being so requested by the Assignee at the Assignee's cost and expense take such action as the Assignee may reasonably request to dispute such treatment (including, without limitation, the lodging and pursuance of any appeal) and shall do all other things as may be reasonable in connection therewith. 6.2 If any VAT should be chargeable on any assignment by the Assignor under this Agreement or any Offer, the Assignor shall produce to the Assignee an invoice in a form suitable for VAT purposes for the amount of such VAT, which the Assignee shall pay to the Assignor within 10 Business Days.

7 Representations, Warranties and Undertakings 7.1 On each occasion that the Assignor makes an Offer to the Assignee the Assignor hereby warrants to the Assignee, in respect of that Offer (each such representation and warranty being deemed repeated on the date of payment of the Offer Price with reference to the facts and circumstances then subsisting) that, except as Disclosed: (a) it is a limited company duly incorporated and validly existing under the laws of England and Wales; (b) it has the power to execute, deliver and perform its obligations under this Agreement, any Offer and any assignment consequent upon acceptance by the Assignee of the Offer, and any other relevant agreement and it has the power to carry out the transactions contemplated in such documents and all necessary corporate and other action has been or will be taken to authorise the execution, delivery and performance of the same; (c) this Agreement and any contract created by the acceptance of an Offer constitute the valid and legally binding obligations of the Assignor enforceable in accordance with the relevant terms; (d) its execution, delivery and performance of this Agreement or the Offer or any other relevant agreement and the occurrence of the assignment pursuant to an Offer will not cause the Assignor to be in breach of any agreement to which it is party or of any applicable law or regulation binding upon the Assignor or its directors or conflict with the provisions of its constitutional documents (which may include its memorandum and articles of association) ; (e) as far as the Assignor is aware (having made due and proper enquiry) the Customer Agreement was executed by a person or persons who were authorised to do so on behalf of the relevant Customer and the Assignor has verified the signature of the relevant authorised signatory(ies) and will retain its verification records and will promptly provide to the Assignee, on request, all information relating thereto which the Assignee may reasonably require; (f) no Receivables or other payment due under the Customer Agreement is overdue for payment; nor has the Customer paid such Receivables or other payment due to the Assignor late; and (g) as far as the Assignor is aware, the Customer is not the subject of an order or resolution or other process for its administration or winding up or had a receiver appointed in respect of all or any part of its assets or undertaking; and (f) the Customer Agreement and any Required Additional Documentation are subsisting and have not been terminated or otherwise avoided and are complete (that is, they constitute the entire agreement between the Assignor and the Customer in respect of the letting of the Equipment and the provision of the Services) , valid, binding and fully enforceable by the Assignor and its assignees in accordance with the terms thereof; and (g) the Customer Agreement and any Required Additional Documentation (except those delivered to the Assignee) are and shall remain in the possession and control of the Assignor and any of such documents which attract stamp duty in the United Kingdom or elsewhere have been or will be properly stamped; and

(h) the Customer Agreement and any Required Additional Documentation are as listed in the Offer, true copies of which have been provided to the Assignee prior to the date of the Offer, no variation has been made to any such documents and there are no documents affecting or relating to the Customer Agreement and/or any Required Additional Documentation copies of which have not been provided to the Assignee; and (i) the Assignor has have good and marketable title to the Equipment free and clear from any Encumbrances (save for the rights of the Customer arising under the relevant Customer Agreement}, and such Equipment has been fully installed and commissioned at the Customer's premises and duly accepted by the Customer in accordance with the terms of the Customer Agreement; and 0) the Assignor has not received written notice from the Customer that the Equipment is not in accordance with the terms of the Customer Agreement; and (k) as far as the Assignor is aware, the Customer or any guarantor or other person providing indemnity or security in respect of the Customer Agreement (if any) does not have any cause or right to raise any set-off or counterclaim in any action for breach of the Customer Agreement or otherwise and no matter (whether in respect of the condition or functionality of the Equipment, the performance by the Assignor of its obligations or otherwise) exists which would or might enable a Customer the right to withhold or delay or reduce payments of the Receivables or any other sums due and payable under the Customer Agreement; and (I) no breach has occurred and is continuing at the date hereof of any of the terms and conditions of the Customer Agreement whether on the part of the Assignor or of the Customer as the case may be which may affect the Customer's obligations to pay the Receivables or any other amount due and payable to the Assignor; and (m) details of the Minimum Payments are accurately set out in the Offer and the Assignor has no reason to believe that any such sums due after the date hereof will not be paid by the Customer in full in accordance with the terms of the Customer Agreement; and (n) the Assignor is the legal and beneficial owner of the Receivables free from any Encumbrances and is entitled to assign with full title guarantee and free from all Encumbrances its interest or any part of its interest in the Customer Agreement and the Receivables; and (o) the Assignor is empowered to and has taken all corporate action necessary to authorise entry into this Agreement, the making of the Offer and any assignment of the Receivables consequent upon acceptance by the Assignee and the occurrence of the assignment of the Receivables will not cause the Assignor to be in breach of any agreement to which it is party or any applicable law or regulation binding upon the Assignor or its directors; and (p) the Offer, the Customer Agreement, any Required Additional Documentation, the Special Conditions (if any) and any written amendments signed by duly authorised representatives of the Assignor and the Customer and provided to the Assignee at the time the Offer is made constitute the entire agreement between the Assignor and the Customer in relation to the matters stated therein and the information supplied by the Assignor in relation thereto is not misleading and does not omit material facts; and

(q) the Assignor has not assigned nor offered to assign the Receivables to any other party nor mortgaged charged or otherwise encumbered the Receivables in any way; and (r) no litigation, arbitration or other proceedings, except for debt collection in the normal course of business, are taking place or are threatened against the Assignor which have a reasonable prospect of success and which would have a material adverse effect on the rights of the Assignee hereunder; and (s) the Assignor is not the subject of a winding up order or has not had appointed an Administrative Receiver, Receiver, Manager or Administrator over all or part of its property; and (t) the Assignor has complied and will comply with all environmental and health and safety requirements necessary for the performance by the Assignor of its obligations under the Customer Agreement; and (u) the Assignor has conducted its business in compliance with applicable anti-corruption and anti-money laundering laws and regulations (including but not limited to the Bribery Act 2010 and the Money Laundering Regulations 2007) and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 7.2 On each occasion that the Assignor makes an Offer to the Assignee, the Assignor undertakes to the Assignee for the period from the date of that Offer until all sums due to the Assignee thereunder have been received in full that: (a) the original documentation in respect of the Customer Agreement and any Required Additional Documentation shall remain in the possession and control of the Assignor; and (b) it shall not vary the terms of the Customer Agreement or the Required Additional Documentation in any way which will affect the Minimum Payment or the Termination Payment without the prior written consent of the Assignee (provided that the Assignor may increase the amount of any Minimum Payment and/or Termination Payment without the consent of the Assignee); and (c) it will not reduce the amount of any Minimum Payment and/or Termination Payment, whether in accordance with any provision of the Customer Agreement or otherwise; and (d) it will not do or attempt to do any of the following (i) assign or offer to assign the Receivables or the Equipment to any other party or (ii) mortgage, charge or otherwise encumber the Receivables or the Equipment in any way; and (e) it will fulfil all its obligations to the Customer under the Customer Agreement and any Required Additional Documentation in a timely, professional and competent manner; and (f) it will not do anything which may enable the Customer or any guarantor (if any) to withhold, delay or reduce or be exonerated from payment of any Receivables; and

(g) it will not exercise its rights to terminate the Customer Agreement except with the prior written consent of the Assignee (such consent not to be unreasonably withheld); and (h) it will not seek to remove, repossess or sell the Equipment without the Assignee's prior written consent (such consent not to be unreasonably withheld) ; and (i) if it becomes aware of any permanent or material reduction (material being 50% of the Contracted Load set out in the Customer Agreement) in the use by the Customer of the energy provided in accordance with the Customer Agreement, it shall notify the Assignee promptly in writing; and U) in the event of Customer Default the Assignor will cease providing the services under the Customer Agreement and/or to deactivate the Equipment if reasonably requested to do so by the Assignee; and (k) it shall inform the Assignee immediately in writing if it becomes aware of any disputes or difficulties in relation to any Customer Agreement or any Required Additional Documentation; and (I) it shall (if requested) provide the Assignee with copies of monthly reports showing the payments which under the Customer Agreements and details of any arrears, such reports to be in a form approved by the Assignee; and (m) it shall inform the Assignee in writing of any payment outstanding for more than 20 days of its due date or of any other Customer Default (other than the failure to pay any sum in respect of which the Assignee has issued an invoice) under any Customer Agreement or any Required Additional Documentation within 14 days of the same occurring, and shall act promptly in accordance with the Assignee's reasonable written instructions in relation to the same; and (n) it shall inform the Assignee immediately in writing immediately if any Event of Default occurs; and (o) it shall provide to the Assignee all information regarding the Customer Agreement and the Equipment and any Services to be provided pursuant to the Customer Agreement which the Assignee may at any time reasonably require; and (p) it shall notify the Assignee of any request by the Customer for any variation of the terms of the Customer Agreement and take and promptly implement the instructions of the Assignee in respect thereof; and (q) the Assignor shall comply with all applicable anti-corruption and anti-money laundering laws and regulations (including but not limited to the Bribery Act 2010 and the Money Laundering Regulations 2007) and shall maintain at all times policies and procedures designed to promote and achieve compliance with such laws. 7.3 If any of the foregoing representations, warranties or undertakings contained in clause 7.1 or clause 7.2 is or proves to be, in any respect incorrect, untrue or breached then, without prejudice to its other rights, the Assignee shall be entitled to require the Assignor to accept a reassignment of the Receivables which are the subject of the relevant Customer Agreement (to the extent not then already paid to the Assignee), whereupon the Assignor shall within 15 Business Days of such request being made be obliged to accept a reassignment of the

Receivables by paying to the Assignee an amount equal to the aggregate of the following (the "Reassignment Sum") : (a) the total value of each Minimum Payment due and payable by the Customer and not paid and the late payment interest due thereon, if any; plus (b) an amount equal to all future Minimum Payments specified in the applicable Offer, discounted from the due date for payment to the date in question at the Discount Rate (as set out in the Offer) per annum to reflect present value; plus (c) all damages, costs and expenses incurred or to be incurred by the Assignee as a result of the above, including without limitation any expense reasonably and properly incurred in repaying or redeploying funds raised to finance the assignment of the Receivables, including any financial instrument relating to the Assignee's financing of such assignment ("Break Costs") and any reasonable legal costs incurred by the Assignee in enforcing the Customer Agreement and/or this clause 7. For the avoidance of doubt, in the event of a voluntary early settlement of a Customer Agreement (that has had Assignees's prior written consent to such early termination) this clause (c) shall be excluded from the meaning of "Reassignment Sum"). The Assignee agrees that the Reassignment Sum payable by the Assignor under this clause 7.3 in relation to any Customer Agreement and the Receivables which are the subject of that Customer Agreement shall not exceed 150% of the Offer Price of the relevant Receivables. On receipt of such amount in full by the Assignee, the Assignee will reassign to the Assignor the right to receive the Receivables and other monies due under the Customer Agreement and any Required Additional Documentation (to the extent not already paid to the Assignee) and all rights which it has in respect of the Customer Agreement and Required Additional Documentation. The Receivables and other monies due under the Customer Agreement and any Required Additional Documentation (to the extent not already paid to the Assignee) shall be reassigned and the related documents shall be returned without representation or warranty (save that the Assignee has such title to such Receivables as the Assignor originally transferred to the Assignee). The Assignee will if requested by the Assignor and at the Assignor's cost execute a deed of re-assignment of the Receivables in such form as the Assignee and the Assignor may agree. The representations, warranties and undertakings contained in this clause 7 shall survive the termination of any Customer Agreement. 7.4 The Assignee shall be entitled to carry out an operational and financial audit of the Assignor on reasonable notice (which shall not be less than 10 Business Days' notice). Such audit rights shall be limited to any documentation, information or evidence required to verify the performance of the Assignor's obligations under this Agreement and each Customer Agreement and shall extend to all records (including payment records) kept by the Assignor relating to the relevant Customer Agreements. The Assignor undertakes to comply with the Assignee's reasonable requirements in relation to such audit, and shall provide the Assignor with any documents or records it may request in relation to such audit and shall provide access to the vendor's premises or such other suitable location during the hours of 8.30 a.m - 6.30 a.m on a Business Day for the purpose of inspecting the relevant documents or records .

8 Indemnity The Assignor hereby indemnifies and agrees to keep indemnified the Assignee (on an after tax basis) against any loss, cost or expense arising from or in connection with any breach by the Assignor of any of its covenants, representations or warranties under this Agreement other than in the case of gross negligence, wilful! default or fraud by the Assignee. The amount payable by the Assignor under this clause 8 in relation to any Customer Agreement and the Receivables which are the subject of that Customer Agreement shall not exceed 150% of the Offer Price of the relevant Receivables. 9 Further Assurance 9.1 Upon receipt of a written request from the Assignee the Assignor shall promptly execute a formal written assignment of the Receivables due under any Customer Agreement and any Required Additional Documentation and take any other action necessary to vest in the Assignee the legal title in the Receivables due under any Customer Agreement and any Required Additional Documentation, holding such title as trustee for the Assignee until such assignment. At the cost of the Assignee, the Assignor will do or permit to be done all reasonable acts or things capable of being done by the Assignor which the Assignee may from time to time require to be done for the purposes of assisting the Assignee to enforce its rights in respect of the Receivables. The Assignor hereby irrevocably appoints the Assignee to be its Attorney to execute and complete any such assignment or other document if any Event of Default or Customer Default has occurred and is continuing, and the Assignor agrees to ratify any such assignment or document. 9.2 The Assignee shall give the Assignor not less than 10 Business Days ' written notice prior to commencing legal proceedings against any Customer who is in Customer Default. The Assignor confirms that in the event that the Assignee seeks to enforce the terms of the Customer Agreement in such circumstances , the Assignor will assist the Assignee to enforce its rights in respect of the Receivables. 10 Remedy Periods Notwithstanding any other provision in this Agreement, in no event shall the Assignee be entitled to enforce the Customer Agreement against any Customer who is in Customer Default or do anything to interfere with the Customer's rights under the Customer Agreement or to the quiet enjoyment of the Equipment, unless such breach remains outstanding at the expiry of any period provided to the Customer under the Customer Agreement to remedy such breach. 11 Value Added Tax/Invoicing 11 .1 The Assignee appoints Assignor with effect from the date of this Agreement and Assignor accepts appointment as agent of the Assignee to manage each Customer Agreement and invoice all Receivables. The invoicing and collection terms shall be as follows: (a) the Assignor shall send the Customer valid VAT invoices for each Minimum Payment (together with VAT thereon) and all other sums due and to become due under the terms of the Customer Agreement in a timely manner, in accordance with and at the times specified in the Customer Agreement. The Assignor shall, at the same time, notify the Assignee of the amount so invoiced;

(b) the Assignor shall direct the Customer to make payment of all sums due and to become due under the Customer Agreement into the Collection Account. The Assignor will encourage Customers to make payments by direct debit; (c) subject to clause 11 .1 (d) and clause 11 .2 below, all payments (whether in full or in part) received from a Customer shall be for the account of the Assignee and held on trust by the Assignor for the Assignee; (d) irrespective of whether the Assignor receives any payment from the Customer under a Customer Agreement, on the [fifteenth (15th)] day of each month (or such other day of the month as the Assignor and the Assignee shall agree in writing) (Collection Day)·, the Assignor shall pay to the Assignee an amount equal to the Minimum Payment which has fallen due during the preceding calendar month (Collection Amount) . Provided that the Collection Amount is paid to the Assignee, the Assignor shall be entitled to receive and retain, for its own account, an amount equal to the Collection Amount when the corresponding Minimum Payment is received from the Customer under the relevant Customer Agreement. If the Customer is subject to an Insolvency Event which is continuing, the Assignor shall be discharged from its obligations under this clause 11 .1 (d) to pay the Collection Amount on the Collection Day; (e) if the Assignor has paid any Collection Amount to the Assignee in accordance with clause 11 .1 (d), but the Assignor has not recovered the corresponding Minimum Payment from a Customer within 30 days of the end of the calendar month in which the corresponding Minimum Payment fell due as a result of the occurrence of an Insolvency Event in relation to the relevant Customer, the Assignee will , on demand by the Assignor, reimburse the Assignor an amount equal to the Collection Amount (or part thereof) paid by the Assignor but not recovered from the Customer provided that the Assignor notifies the Assignee of the occurrence of the relevant Insolvency Event within 7 days of the occurrence of the Insolvency Event; (f) subject to clause 11.2 below, the Assignor shall be entitled to receive and retain any VAT due on the Receivables and the Assignor shall account to HM Revenue & Customs for the same when due; (g) the Assignor shall be responsible for dealing with any Customer payment queries, managing any late payments and collecting any late payment interest in accordance with its standard collection and recovery procedures; and (h) the Assignor shall keep written records in the name of each Customer showing clearly the implementation and operation of the Customer Agreements and the invoices issued to each Customer and shall allow the Assignee and its authorised servants and agents to inspect such records on request. 11 .2 Any sums paid by a Customer under a Customer Agreement shall be applied as follows: (a) any Termination Payment shall be applied firstly in or towards payment to the Assignee of an amount equal to the Reassignment Sum, and secondly the balance of the Termination Payment (if any) shall be paid to the Assignor; and (b) any other sums paid by the Customer under a Customer Agreement (apart from the Termination Payment) shall be applied firstly in or towards discharging the Receivables due to the Assignee, secondly in or towards discharging any VAT on the Receivables, and thirdly in or towards any other sums due to the Assignor under the

Customer Agreement for that month. 11.3 Without prejudice to any other right or remedy, the Assignee may by notice, terminate the agency of the Assignor pursuant to clause 11 .1 in relation to any or all Customer Agreements on the happening of any one or more of the following events:- (a) any failure by the Assignor to pay any sums due from it to the Assignee under any Finance Document, and such failure continues for 5 Business Days after written notice from the Assignee; or (b) any purported assignment transfer or charge by the Assignor of its rights or obligations under any Finance Document; or (c) any breach by the Assignor of any Finance Document (other than a breach as referred to in clause 11.3(a) or 11 .3(b)) and where such breach is capable of remedy, the Assignor has failed to remedy the said breach within 15 Business Days after written notice from the Assignee; or (d) any Insolvency Event occurs in relation to the Assignor; or (e) any event occurring or proceeding being taken in relation to the Assignor in any jurisdiction to which it is subject which has an effect equivalent or similar to any Insolvency Event; or (f) if the Assignor's share capital ceases to be wholly owned by Eurosite Power Inc.; or (g) if the Assignor fails to issue VAT invoices to Customers in relation to any Customer Agreement in a timely manner 11.4 Without prejudice to any other right or remedy, the Assignee may by notice, terminate the agency of the Assignor pursuant to this clause 11 in relation to any particular Customer Agreement if a Customer Default shall have occurred and is continuing, or any event shall have occurred entitling the Assignor to terminate such Customer Agreement or to treat such Customer Agreement as having been repudiated . 11.5 Upon termination of the agency of the Assignor under this Clause 11 the following shall occur:- (a) the Assignor shall at the date of termination pass all original documentation relating to the Customer Agreement in respect of which the termination shall apply to the Assignee and the Assignee may notify the Customer under such Customer Agreement that the Assignee shall invoice the Minimum Payment and all Minimum Payments are to be made directly to the Assignee and that all correspondence in is to be with the Assignee, and (b) the Assignor shall take any action reasonably required in addition to the above to ensure that all the Customers or the Customer under such particular Customer Agreement thereafter pay all Minimum Payments directly to the Assignee, and the Assignor shall immediately remit to the Assignee any Receivables received by the Assignor in error upon receipt, without deduction and meanwhile shall hold any such Receivable separately from any other amounts and on trust for the Assignee; and (c) the Assignor shall take all such steps and execute all such documents as the Assignee may reasonably require to effect the termination of the arrangements referred to herein and to enforce Assignee's rights in respect of the Equipment and the particular Customer Agreement. 11 .6 In the event that the Assignor's agency under clause 11.1 is terminated by the Assignee and the Assignee wishes to issue VAT invoices to the Customer, the Assignor shall provide the Assignee with the Assignor's VAT registration number. In such event, the Assignor hereby authorises the Assignee to produce and send invoices on behalf of the Assignor in the Assignor's name and under the Assignor's VAT registration number in respect of VAT due on each Receivable and to use the same invoice for the advice of each Receivable amount which is due to the Assignee by virtue of acceptance of any relevant Offer. The Assignee will provide a copy of each VAT invoice issued by the Assignee to the Assignor. 11 .7 The Assignor shall indemnify the Assignee and keep the Assignee indemnified in respect of all liabilities, damages, claims, assessments, penalties, interest, costs and expenses in relation to any VAT in respect of any relevant Customer Agreement and any amount for which the Assignee may be liable under Value Added Tax Act 1994 Schedule 11 paragraph 5(2) or any equivalent provision in respect of any of the Minimum Payment. Notwithstanding Section 89 of the Value Added Tax Act 1994 the Assignee shall have no liability to pay the Assignor any amount in respect of VAT (or any other tax) in addition to amounts expressly stated to be payable by the Assignee by this agreement. 12 Payment of Minimum Payment 12.1 In the event of any Receivable erroneously being paid by a Customer to the Assignor, the Assignor shall promptly (and in any event within five Business Days) pay such amount to the Assignee at the Collection Account, and in the mean time shall hold such amounts on trust for the Assignee and shall direct the Customer in future to pay the Receivables direct to the Collection Account. 12.2 The Assignor shall not give its consent to any assignment of the Customer Agreement by the Customer without the prior written consent of the Assignee. 12.3 In the event that any Receivables has not been paid by the Customer by the fifth Business Day after the due date of such payment, without prejudice to all other rights of the Assignee, the Assignee shall be entitled, but not obliged, to request the Assignor to investigate with the Customer the reason for such arrears. In this event the Assignor shall make all reasonable efforts to assist the Assignee in recovering any overdue Receivable and/or late payment interest thereon. 12.4 Notwithstanding the terms of this clause 12, in no event shall : (a) the Assignor be obliged to make payment to the Assignee of any Receivable which has not been received by the Assignor from the Customer (other than in accordance with clause 11); or (b) the Assignee be restricted from taking any action directly against the Customer to collect any overdue Minimum Payment. 12.5 All sums due from the Assignor to the Assignee hereunder shall be paid in full in sterling on the due date. 12.6 The Assignor and the Assignee shall pay interest on all sums not paid on their due date under any Finance Document from the due date until the date of actual payment at 2% per annum above the base lending rate of National Westminster Bank Pic from time to time.

12.7 The Assignor shall ensure all payments to be made by it under any Finance Document are made without set off or counterclaim and free and clear of any deductions for taxes. If at any time the Assignor is required by law to make any such deduction or withholding the sum due from the Assignor shall be increased such that the net sum received by the Assignee after such deduction or withholding equals the net sum the Assignee would have received had no such deduction or withholding been made. 13 Remarketing 13.1 On early termination of the Customer Agreement due to a Customer Default, the Assignor irrevocably agrees, if so requested by the Assignee, to sell or re-let the Equipment at the best available price on the terms below. (a) the Assignor shall be responsible for making arrangements to collect and dispose of or re-let the Equipment; (b) the Assignor shall transport the Equipment to and store, insure and safeguard it at an appropriate location within the United Kingdom as the Assignor shall determine and notify the Assignee of the location; (c) if the Assignor finds a new customer for the Equipment, the Assignor shall ensure that the terms of the new on-site utility agreement, including the amount of the charges payable thereunder, are acceptable to the Assignee; (d) if the Assignor enters into a new on-site utility agreement in respect of the Equipment, it shall promptly submit an Offer to the Assignee in respect of such energy service contract in accordance with the terms of this Agreement, and the Offer Price specified in such Offer shall be £1 ; (e) if the Assignor finds a purchaser for the Equipment, the Assignor shall ensure that the purchase price is acceptable to the Assignee and that title to the Equipment shall not pass to the purchaser until the sale price has been received in full and cleared funds to an account nominated by the Assignee; (f) if the Equipment is sold or re-let, the proceeds of sale or re-letting shall be applied in the following order: (i) first, to the Assignor, an amount equal to the VAT due on the sales proceeds or rentals (as applicable) and its reasonable costs incurred in remarketing or re-letting the Equipment; (ii) second, to the Assignee, an amount equal to the Reassignment Sum and any outstanding sums due to it under the Finance Documents (if any) ; (iii) third , to the Customer, any payments required to be made to the Customer on sale of the Equipment, in accordance with the terms of the Customer Agreement; and (iv) fourth, to the Assignor, the balance (if any); (g) the Assignor shall not agree the terms of any sale or re-letting of the Equipment without the consent in writing of the Assignee, and shall only agree such terms as are acceptable to the Assignee in its absolute discretion.

14 Reassignment of Receivables by Assignor 14.1 On early termination of a Customer Agreement due to a Customer Default, or if the Customer wishes to early terminate a Customer Agreement, and provided that no Event of Default has occurred, the Assignor shall have the option ("Call Option") to require the Assignee to reassign the Receivables which are the subject of the relevant Customer Agreement (to the extent not then already paid to the Assignee) on the following terms: (a) if the Assignor wishes to exercise the Call Option, then it shall pay the Reassignment Sum to the Assignee within 14 days from the date of termination of the Customer Agreement, failing which the Call Option shall be deemed to lapse; and (b) on receipt of the Reassignment Sum by the Assignee in full in accordance with clause 14.1 (a). the Assignee will reassign to the Assignor the right to receive the Receivables and other monies due under the Customer Agreement and any Required Additional Documentation (to the extent not already paid to the Assignee) and all rights which it has in respect of the Customer Agreement and Required Additional Documentation. The Receivables and other monies due under the Customer Agreement and any Required Additional Documentation (to the extent not already paid to the Assignee) shall be reassigned and the related documents shall be returned without representation or warranty (save that the Assignee has such title to the remaining Receivables as the Assignor originally transferred to the Assignee) . The Assignee will if requested by the Assignor and at the Assignor's cost execute a deed of re-assignment of the Receivables in such form as the Assignee and the Assignor may agree. 14.2 On expiry of the Funding Period by passage of time, and provided that: (i) the Assignee has received all the Receivables specified in the applicable Offer in cleared funds; (ii) the Customer Agreement has not been terminated; and (iii) no Event of Default has occurred, then the Assignee will reassign to the Assignor the right to receive the Termination Payment and any late payment interest on it. Such amounts shall be reassigned without representation or warranty (save that the Assignee has such title to the Termination Payment and any late payment interest on it as the Assignor originally transferred to the Assignee). The Assignee will if requested by the Assignor and at the Assignor's cost execute a deed of re-assignment of such amounts in such form as the Assignee and the Assignor may agree. 14.3 The Assignor shall not agree to any early termination of a Customer Agreement and/or the letting of the Equipment thereunder without the prior written consent of the Assignee (such consent not to be unreasonably withheld) . 15 Notices 15.1 Any notice or consent required or permitted to be given hereunder shall , without prejudice to any other effective mode of giving the same, be validly given if delivered personally or sent by first class recorded delivery post or telex or facsimile transmission to the address of such party appearing on the first page of this Agreement (or such other address as may be notified by one party to the other in accordance with this clause) or if so served on one of the Directors or the Secretary of such party. Any such notice shall be deemed to have been given when it was personally delivered or served or, if sent by post, two business days after it was posted (and proof of due posting shall be sufficient evidence of delivery) or, if by facsimile , at the time of production from the facsimile machine of the sender of the confirmation slip.

16 Confidentiality 16.1 In consideration of the disclosure of Confidential Information by the Disclosing Party to the Receiving Party under this Agreement, each Party agrees that, as the Receiving Party, it: (a) shall keep the Confidential Information confidential subject to the terms and conditions of this Agreement; (b) shall not use the Confidential Information (or any part of it) for any purpose other than under this Agreement; (c) shall not disclose or allow access to the Confidential Information (or any part thereof) to any person other than an Authorised Person and shall require and procure that each such Authorised Person shall comply with confidentiality provisions no less onerous than those contained in this Agreement. Any breach of confidentiality by such persons (whether during or after their employment with the Receiving Party) shall be regarded as a breach by the Receiving Party; (d) shall not take any copies or make any summaries or transcripts of the whole or any part of the Confidential Information save as is strictly necessary under this Agreement and all such copies, summaries and transcripts shall constitute and be clearly identified as Confidential Information of the Disclosing Party; (e) shall ensure that all Confidential Information, whether disclosed orally, in writing or on magnetic or other media including software, shall clearly be marked or identified as confidential and/or proprietary to the Disclosing Party; (f) shall protect and keep all Confidential Information in a safe and secure manner which is no less safe and secure than the manner in which the Receiving Party treats its own confidential and/or proprietary information of a similar nature; and (g) shall notify the Disclosing Party immediately that it becomes aware that any Confidential Information has been disclosed to or is in the possession of any person who is not an Authorised Person. 16.2 The Parties agree that money damages may not be a sufficient remedy if a Party is in breach of these confidentiality obligations and the Disclosing Party will be entitled to seek any legal or equitable remedy or relief to prevent any breach, or anticipated breach, by the Receiving Party. This right shall be in addition to the Disclosing Party's other rights and remedies under this Agreement or otherwise 16.3 The undertakings required in accordance with clauses 16.1 and 16.2 shall not apply to information which: (a) can be shown to have been in the possession of the Receiving Party prior to disclosure by the Disclosing Party; (b) is in the public domain at the time of disclosure by the Disclosing Party to the Receiving Party or subsequently enters the public domain other than through any default by the Receiving Party; or (c) subsequently becomes available to the Receiving Party from any legitimate source without obligation of confidentiality or non-use; or (d) is independently developed by the Receiving Party without breach of this Agreement; or

(e) is disclosed where necessary to do so by law or request of a governmental agency ( the Receiving Party having first given the Disclosing Party notice of such request). 17 Miscellaneous 17.1 This Agreement supersedes all previous agreements between the parties hereto in relation to the subject matter hereof and (together with any Offers which are accepted by the Assignee from time to time) constitutes the entire agreement between the Assignor and the Assignee and it shall not be varied in its terms by any oral agreement or representation or otherwise than by an instrument in writing of even date herewith or subsequent hereto, executed by duly authorised representatives of both parties. 17.2 The clause headings used in this Agreement are for convenience only and shall not in any way affect the construction or interpretation hereof. 17.3 If any term or provision of this Agreement shall to any extent by held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms or provisions (and any other application for the said terms or provisions) shall not in any way be affected or impaired thereby. 17.4 No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy. 17.5 The Assignor may not sell , assign or transfer any of its rights and interest in obligations under this Agreement without the prior written consent of the Assignee. The Assignee may sell, assign or transfer any or all of its rights or interest under this Agreement, or any Receivables to any party. If it does so, the Assignee will notify the Assignor of such assignment within 10 (ten) Business Days of such assignment. 17.6 All references to sums of money contained herein unless otherwise provided, are exclusive of Value Added Tax. 17.7 This Agreement shall be binding on and inure for the benefit of the Assignee, its successors, agents and permitted assigns. 17.8 This Agreement (and any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with the laws of England.

Schedule 1 Form of Offer To: Societe Generale Equipment Finance Limited Parkshot House, 5 Kew Road, Richmond, Surrey TW9 2PR From: Date: Master Assignment of Receivables Agreement dated 2011 Cthe "Agreement") 1. We hereby offer to assign you the following Receivables in accordance with the terms of the above Agreement: (a) Customer: (b) Address of Customer: (c) Customer Agreement: Contract No: Date: (d) Description of Equipment (see attached schedule to Form of Offer) (e) Minimum Payments included in Offer: Minimum Pa~ment Due Date (exc. VAT) (f) Offer Price: £ (exc. of VAT) (g) Payment Date: (h) Offer Rate: +% (i) Discount Rate: 2% U) Funding Period: • months from the Commissioning Date U) Collection Account: account bank name and address: account name: account number: sort code: 2. Required Additional Documentation: Pre-Notice of Assignment Acknowledgement of Pre-Notice of Assignment Charge [landlord's waiver] [waiver letters from the holders of any prior charges over the assets of the Assignor] [Guarantee from xxxxxx.xxxxxx] [other required docs]

3. Special Conditions: 4. Invoicing party: Assignor Assignor's VAT Registration No. ___ _ (if applicable) 5. Disclosures: J Warranty (Clause 7.1 ( • )) I Disclosure 6. Terms defined in the Agreement shall have the same meaning herein. SIGNED BY: For and on behalf of Eurosite Power Limited Schedule to Form of Offer (the Equipment)

Schedule 2 [ EUROSITE POWER HEADED PAPER TO THE CUSTOMER] PRE-NOTICE OF ASSIGNMENT To: [+](You/ Your) Of: [ADDRESS] Dated: [+]201[+] Dear Sirs Pre-Notice of Assignment We refer to the on-site utility schedule made between you and us dated [+](Agreement) , which incorporates the terms of the master on-site utility agreement between you and us dated [ •]. Terms defined in the Agreement have the same meanings in this letter. In accordance with the terms of the Agreement, we are proposing to assign to Societe Generale Equipment Finance Limited of Parkshot House, 5 Kew Road, Richmond, Surrey, TW9 2PR (SGEF) the right to receive (a) the Minimum Payments payable under the Agreement and specified in the appendix below, (b) the Termination Payment (as defined in the Agreement) and specified in the Appendix below, and (c) late payment interest on any Minimum Payment and/or any Termination Payment which is not paid on its due date(together the Assigned Amounts) . Unless instructed by SGEF, please continue to make payment of all amounts due under the Agreement to us at the following account: Account Name: xxxxxxxxxxxxxxx Account No: Bank: Sort Code: Please confirm receipt of this Jetter by signing and returning the attached duplicate of this letter to SGEF. Yours faithfully For and on behalf of Eurosite Power Limited

ACKNOWLEDGEMENT OF PRE-NOTICE OF ASSIGNMENT [TO BE TYPED ON THE HEADED PAPER OF THE CUSTOMER] To: Societe Generale Equipment Finance Limited Of: Parkshot House, 5 Kew Road, Richmond, Surrey TW9 2PR Dated: [ +]201[ +] Dear Sirs Acknowledgement We hereby acknowledge receipt of the pre-notice of assignment dated ( +] 201 ( +] (Notice), of which the above is a duplicate. Terms defined in the Notice shall have the same meanings in this acknowledgment, unless otherwise defined below. In consideration of Societe Generale Equipment Finance Limited of Parkshot House, 5 Kew Road, Richmond, Surrey, TW9 2PR (SGEF) agreeing to take an assignment of the Assigned Amounts and also in consideration of the payment of a £1 .00 token by SGEF to us (receipt of which we hereby acknowledge), we hereby agree as follows: We acknowledge and consent to the assignment of the Assigned Amounts referred to in the Notice. 2 We undertake to SGEF to pay the Assigned Amounts forthwith (as detailed below) on their respective due dates for payment (which shall commence on a monthly basis from the date of the Commencement Letter (as defined in the Agreement)) without any set-off, deduction, counterclaim or withholding whatsoever. We will make payment of the Assigned Amounts into the bank account specified in the Notice. 3 Notwithstanding any event of Force Majeure (as defined in the Agreement) , we shall continue to pay the Assigned Amounts in accordance with paragraph 2 of this acknowledgement. 4 We agree that SGEF is not liable to fulfil any of the obligations of Eurosite Power Limited (Eurosite) under the Agreement, or for the equipment which is the subject of the Agreement (Equipment) or any defect in it. 5 We agree that it has been our choice to select Eurosite and we have conducted our own due diligence on Eurosite and the manufacturer of the Equipment. We have reviewed the financial modeling provided by Eurosite on the performance, output and savings estimated to be generated by the Equipment and have concluded that it meets our requirements. We have also reviewed the pricing mechanism set out in the Agreement, and have concluded that it is satisfactory to us. 6 We agree that we will pay the Assigned Amounts forthwith notwithstanding any failure of Eurosite to pay us the Guaranteed Payment(s) . 7 The Equipment has been fully delivered to and installed at our premises, and has been accepted by us in accordance with the Agreement. 8 Upon termination of the Agreement and/or the letting of the Equipment thereunder, for any reason, we shall forthwith pay the Termination Payment (as defined in the Agreement and set out in the appendix to the Notice) to you without any set-off, deduction, counterclaim or withholding whatsoever.

9 We acknowledge and agree that any failure of delivery or defect in the services provided by Eurosite under the Agreement shall be an issue solely between us and Eurosite and will not affect or relieve us from any of our obligations or liabilities under this acknowledgement. 10 We have obtained any permissions, licences and consents which are necessary to allow the installation and operation of the Equipment at out premises (including permission from the owner/landlord of the premises into which the Equipment is to be installed, if required). 11 The Agreement constitutes the entire agreement between Eurosite and us relating to the Equipment and there are no other agreements (written or verbal) in respect thereof. 12 No rights of set-off have arisen on our part against Eurosite. 13 We will not agree to any amendment or modification of the Agreement which would reduce or otherwise affect any of the Assigned Amounts without the prior written permission of SGEF. 14 Where there is any conflict between the terms of this acknowledgement and the terms of the Agreement, the terms of this acknowledgement shall prevail. 15 We fully understand the terms and conditions contained herein, our obligations and liabilities pursuant to the Agreement, the Notice and this acknowledgment and the implications of signing this acknowledgment. 16 This acknowledgement shall be governed and construed in accordance with English law. Minimum Payments: [ INSERT DETAILS 1 Termination Payment: [INSERT DETAILS 1 SIGNED BY (name) .. .... ........... . ........ . (Signature) ..................... .. ... ... .. (Position) ................... .. For and on behalf of [+1

Schedule 3 SGEF HEADED PAPER TO THE CUSTOMER POST-NOTICE OF ASSIGNMENT Dear Sirs Notice of assignment We refer to the on-site util ity schedule made between Eurosite Power Limited ("Company") and [ ] ("Customer") dated [+]("Agreement") , which incorporates the terms of the master on-site utility agreement between the Company and the Customer dated [ •]. Terms defined in the Agreement have the same meaning in this letter. We hereby give you notice that pursuant an assignment dated [ +] between the Company and Societe Generale Equipment Finance Limited ("SGEF") of Parkshot House, 5 Kew Road, Richmond, Surrey TW9 2PR and in accordance with the terms of the Agreement the Company has assigned absolutely to SGEF the right to receive (a) the Minimum Payments payable under the Agreement, (b) the Termination Payment (as defined in the Agreement) , and (c) late payment interest on any Minimum Payment and/or any Termination Payment which is not paid on its due date (together the "Assigned Amounts") . Until further notice from SGEF, please continue to make payment of the Assigned Amounts to the account of SGEF as follows: Account Number: Account Name: Sort Code: Please sign the attached copy of this letter and return it to Chris Jones at SGEF (telephone number 020 8940 9888) at the address given above. For and on behalf of SOCIETE GENERALE EQUIPMENT FINANCE LIMITED [ On duplicate ] We hereby acknowledge receipt of the above notice of assignment. SIGNED BY (name) ....... .. ...... ... ... ... .. . (Signature) ... .. ...... .. ..... ... ... ... ... . (Position) .... .. ... .... .. ..... . For and on behalf of [Customer]

SIGNATURES TO THE MASTER ASSIGNMENT OF RECEIVABLES AGREEME The Assignor Executed and delivered as a deed by EUROSITE POWER LIMITED acting by two directors The Assignee SIGNED for and on behalf of SGEF ~~ (Director) ;···':'· ::To.u-ttJ /IJ, ff!+ IS DPOO ).._p >